Exhibit 10.18

                               TERM LOAN AGREEMENT


                  TERM LOAN AGREEMENT, dated as of _______, 1996, by and between DI INDUSTRIES, INC., a Texas corporation (the "Borrower"), and NOREX DRILLING, LTD., a Bermuda corporation (the "Lender").

                                   WITNESSETH:

                  WHEREAS, the Lender has previously advanced $4,000,000 (the "Advance") as an advance payment of the price payable pursuant to its subscription (the "Subscription") for 4,000 shares of 15% Series B Cumulative Redeemable Preferred Stock of the Borrower having a face value of $4,000,000 (the "Preferred Stock), which was to have been convertible into shares of the Common Stock of the Borrower pursuant to certain warrants to be issued in connection therewith (the "Warrants");

                  WHEREAS, the Preferred Stock has not been issued to the Lender;

                  WHEREAS, it has been proposed that the Borrower and its affiliates agree to be parties to certain mergers (the "Mergers") with Somerset Investment Corp., R. T. Oliver, Inc., GCT Investments, Inc. and Land Rig Acquisition Corp. (the "Merger Parties");

                  WHEREAS, the Lender is a shareholder of the Borrower and would therefore benefit from the consummation of the Mergers;

                  WHEREAS, the Merger parties have required, as a condition to their agreement to become parties to the Mergers, that (i) the Subscription be rescinded and (ii) the Lender make a loan to the Borrower pursuant to the terms set forth herein;

                  WHEREAS, the Borrower and the Lender have agreed that the Subscription shall be rescinded pursuant to the terms set forth herein;

                  WHEREAS, the Lender has required, as a condition to agreeing to rescind the Subscription, that it receive a payment from the Borrower as a charge for the use by the Borrower of the Advance prior to the date hereof; and

                  WHEREAS, the Lender is willing to loan amounts to the Borrower on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Agreement" shall mean this Term Loan Agreement, as the same may from time to time be amended, modified, supplemented or extended.

                  "Business Day" shall mean any day on which commercial banks are not authorized or required to close in the State of Texas.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Default" shall mean any Event of Default and any event which with the lapse of time or the giving of notice or both could become an Event of Default.

                  "Event of Default" shall mean any event specified as such in
Section 9.01.

                  "GAAP" shall mean generally accepted accounting principles consistently applied.

                  "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

                  "Loan Documents" shall mean the Note, this Agreement and any other documents required to be delivered pursuant hereto.

                  "Maturity Date" shall mean the first anniversary of the date hereof.

                  "Person" shall mean any person, firm, corporation, association, trust or other enterprise or any governmental or political subdivision or agency, department or instrumentality thereof.

                  "Restricted Payment" shall mean (i) any declaration or payment by the Borrower of any dividend or other distribution or payment on or in respect of any share of its capital stock (other than stock dividends or distributions) and (ii) any payment for the purchase, redemption or retirement by the Borrower of its capital stock.

                                   ARTICLE II

                                   RESCISSION

                  Section 2.01. RESCISSION. Effective as of the date hereof, the Subscription (including the right of the Lender to acquire the Warrants pursuant to the Subscription) has been and is hereby rescinded, canceled, and terminated. The Borrower and the Lender confirm and agree that the Preferred Stock has never been issued.

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                  Section 2.02. RETURN OF ADVANCE. The Advance shall be returned to the Lender on the date hereof. The repayment of the Advance pursuant to this Section shall be funded with a Loan pursuant to the terms of this Agreement.

                  Section 2.03. TIME VALUE OF MONEY CHARGE. The Borrower shall pay to the Lender on the date hereof a payment of $___________ as consideration for the use of the Advance prior to the date hereof. [Payment to be calculated based on fifteen percent (15%) per annum factor from December 29, 1995 until payment].

                                   ARTICLE III

                                   TERM LOANS

                  Section 3.01. INITIAL LOAN. Subject to and upon the terms and conditions herein set forth, the Lender agrees to make a term loan on the date hereof in the amount of $4,000,000 (the "Initial Loan") to the Borrower, which Initial Loan shall be repaid in accordance with the provisions hereof.

                  Section 3.02. ADDITIONAL LOANS. At the request of the Borrower, the Lender may make additional term loans in an aggregate amount of not more than $3,000,000 (each an "Additional Loan," the Initial Loan and each Additional Loan, a "Loan", and collectively, the "Loans") to the Borrower but only upon the agreement of the Board of Directors of the Lender, which agreement the Lender may grant or withhold in its sole discretion. Any Additional Loan shall be repaid in accordance with the provisions hereof.

                  Section 3.03. USE OF PROCEEDS OF LOANS. The proceeds of the Loans shall be used for the repayment of the Advance and for working capital purposes.

                  Section 3.04. THE NOTE. The Borrower's obligation to pay the principal of and interest on the Initial Loan shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (the "Note"), in the principal amount of $4,000,000. The Note shall be (i) appropriately completed in conformity herewith, (ii) bear interest as provided in Article IV; (iii) mature on the Maturity Date; and (iv) be entitled to the benefits of this Agreement. If and when any Additional Loan is made, the Borrower shall execute and deliver to the Lender a new Note in the aggregate principal amount of the Loans after giving effect to such Additional Loan in substitution for the Note held by the Lender at the time such Additional Loan is made.

                                   ARTICLE IV

                                    INTEREST

                  Section 4.01. RATES OF INTEREST. The Borrower hereby promises to pay interest on the unpaid principal amount of each Loan from the date the proceeds thereof are made

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 available to it until the due date thereof (whether at stated maturity, by acceleration or otherwise) at the rate of 12% per annum.

                  Section 4.02. INTEREST PAYMENT DATES. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment or prepayment thereof and shall be payable on the last Business Day of each calendar quarter.

                  Section 4.03. OVERDUE PAYMENT OF PRINCIPAL AND INTEREST. Overdue principal of, and overdue interest in respect of, each Loan, and other amounts not paid when due hereunder, shall bear interest, payable on demand, at a rate of 15% per annum.

                  Section 4.04. INTEREST LIMITATION. Notwithstanding any other term of this Agreement or the Note or any other document referred to herein or therein, the maximum amount of interest which may be charged or collected hereunder or under any Note by the Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, however computed, shall never exceed such lawful maximum, and any term of this Agreement or the Note or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section 4.04.

                                    ARTICLE V

                                    PAYMENTS

                  Section 5.01. PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, if a payment of principal has been so extended, interest shall be payable on such principal at the applicable rate during such extension.

                  Section 5.02. VOLUNTARY PREPAYMENTS. The Borrower may prepay any Loan in whole or in part, without premium or penalty, from time to time subject to the following: (i) the Borrower shall give the Lender prior written notice, not later than two Business Days before the date of such prepayment, of the amount of such prepayment, which notice shall be irrevocable, and (ii) each prepayment shall be in an aggregate principal amount of not less than $500,000 (or the amount then remaining outstanding in respect of the Loans) or an integral multiple thereof.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Lender that:

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                  Section 6.01. ORGANIZATION AND QUALIFICATION; NAMES. The
Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Texas.

                  Section 6.02. CORPORATE POWER AND AUTHORIZATION. The Borrower has the corporate power and legal right to own its assets, to transact the business in which it is now engaged, and to execute and deliver, and to perform its obligations under, the Loan Documents, and it has taken all action necessary to authorize such execution, delivery and performance. Each Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with respective terms. Except for the consent of Nordlandsbanken ASA, which has been duly and validly received, no consent of any person or entity, and no consent, license, approval, authorization of, or registration of or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of the Loan Documents or the borrowings by the Borrower hereunder.

                  Section 6.03. NO LEGAL BAR. Neither the execution or delivery by the Borrower of the Loan Documents nor the performance of its obligations thereunder will (i) violate or contravene any provision of any existing law or regulation, or of the certificate of incorporation or bylaws of the Borrower,
(ii) violate or contravene any provisions of any order or decree of any court or governmental authority, bureau or agency, or any mortgage, security agreement, contract or other agreement or instrument to which the Borrower is a party or which purports to be binding on it or its properties or (iii) result in the creation or imposition of any Lien on any of the properties of the Borrower.

                  Section 6.04. NO MATERIAL LITIGATION. No litigation or administrative proceeding of or before any court or governmental body or agency is now pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its properties, which if adversely determined would have a material adverse effect on the financial condition, business or properties of the Borrower.

                  Section 6.05. NO EVENT OF DEFAULT. No Event of Default has occurred and is continuing.

                                   ARTICLE VII

                        CONDITIONS PRECEDENT TO THE LOANS

                  Section 7.01. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lender to make any Loan is subject to the satisfaction of each of the following conditions precedent:

                           (a) before and after giving effect to such Loan, no
                  Event of Default shall have occurred and be continuing; and

                           (b) before and after giving effect to such Loan, the
                  representations and warranties in Article V shall be true and correct as though made on the date of

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                  such Loan, except for such changes as are specifically
                  permitted or contemplated hereunder.

                  Section 7.02. CONDITIONS PRECEDENT TO THE INITIAL LOAN. The obligation of the Lender to make the initial Loan hereunder is subject to the satisfaction of the following conditions precedent, in addition to the applicable conditions precedent set forth in Section 7.01:

                           (a) the Borrower shall have delivered to the Lender
                  the Note duly executed by the Borrower;

                           (b) the Borrower shall have delivered to the Lender a
                  certified copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents; and

                           (c) the Borrower shall have delivered to the Lender
                  certificates of the Secretary or Assistant Secretary of the Borrower dated the date of such borrowing certifying that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of the Borrower as in effect on the date of such certification.

                                  ARTICLE VIII

                                    COVENANTS

                  The Borrower covenants and agrees that so long as this Agreement is in effect and the Lender has any commitment to lend hereunder and until the Loans and the Note, together with interest, and all other obligations incurred hereunder, are paid in full, it will comply with each of the following obligations:

                  Section 8.01. PUNCTUAL PAYMENT. The Borrower shall duly and punctually pay the principal of and interest on the Note, and any other amount due under this Agreement.

                  Section 8.02. PAYMENT OF LIABILITIES. The Borrower shall pay and discharge in the ordinary course of business all its obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate accruals for any of the same.

                  Section 8.03. NOTICE OF DEFAULT; LITIGATION; MATERIAL ADVERSE CHANGE. The Borrower shall promptly give notice in writing to the Lender of the occurrence of (a) any Default, (b) any material litigation or proceedings affecting the Borrower or (c) any material adverse change in the financial condition, business or properties of the Borrower.

                  Section 8.04. MAINTENANCE OF CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower shall maintain its corporate existence and comply with all laws, regulations and

                                      - 6 -

agreements applicable to it, its properties or its operations, the non-compliance with which could materially and adversely affect its financial condition, business, properties.

                  Section 8.05. PAYMENT OF TAXES, ETC. The Borrower shall pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it which, if unpaid, might become a Lien or charge upon any of its properties, unless the validity thereof shall be contested in good faith by appropriate proceedings for which appropriate accruals are maintained in accordance with GAAP.

                  Section 8.06. MERGER OR CONSOLIDATION. The Borrower shall not consolidate with or merge into any other corporation or permit any Person to consolidate with or merge into it or sell, convey, transfer or lease its properties and assets substantially as an entirety to any person, unless, in the case of a merger or consolidation, the Borrower shall be the surviving corporation of such merger or consolidation.

                  Section 8.07. RESTRICTED PAYMENTS. The Borrower shall not make, or set aside any sum for the making of, any Restricted Payment other than the repayment of the Advance as contemplated hereby.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  Section 9.01. EVENTS OF DEFAULT. The following shall constitute Events of Default hereunder:

                           (a) failure to make within five (5) days after the
                  date when due any payment of principal of or interest on the Note or any other payment due hereunder;

                           (b) any representation or warranty made or given in
                  any Loan Document shall have been untrue, false or misleading in any material respect on the date as of which made;

                           (c) default by the Borrower in the observance or
                  performance of any other covenant or agreement contained in any Loan Document (other than as described in clause (a) above), and the continuance of the same for 30 days after notice from the Lender;

                           (d) the entry of a decree or order for relief by a
                  court having jurisdiction in the premises in respect of the Borrower in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower, or for any substantial part of any of its property, or ordering the winding-up or

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                  liquidation of any of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                           (e) the commencement by the Borrower of a voluntary
                  case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of any of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due, or the taking of corporate action by the Borrower in furtherance of or which might reasonably be expected to result in any of the foregoing; and

                           (f) the entry of any judgments against the Borrower
                  aggregating more than $1,000,000 or any attachments or other levy against the property of the Borrower with respect to claims aggregating in excess of $1,000,000, if the same remain unpaid, unappealed, undischarged, unbonded, unstayed or undismissed, for a period of 30 days.

                  Section 9.02. REMEDIES. Following the occurrence and during the continuance of an Event of Default, the Lender may (a) by written notice to the Borrower at any time declare the Note and all amounts payable hereunder to be immediately due and payable, whereupon all such amounts shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived to the extent permitted by law, and (b) take any and all remedies and other actions permitted by law or by any of the terms and provisions of the Loan Documents or any other documents delivered to the Lender pursuant hereto.

                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.01. NOTICES. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally, or transmitted by telex or telegram or telecopier, or (b) five Business Days after the date on which the same is mailed, and shall be addressed:

                  if to the Borrower to:

                           DI Industries, Inc.
                           450 Gears Road, Suite 625
                           Houston, Texas  77067
                           Attention: President
                           Telecopier No.: (713) 874-0193

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                  if to the Lender to:

                           Norex Drilling Ltd.
                           41 Cedar Avenue
                           Hamilton, HM-12, Bermuda
                           Telecopier No.: +1 441 283 3231

or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

                  Section 10.2. SURVIVAL OF THIS AGREEMENT. All covenants, agreements, representations and warranties made herein or in any Loan Document or in any certificate delivered pursuant hereto shall survive the execution by the Borrower and delivery to the Lender of the Note and shall continue in full force and effect until no further borrowing may be made hereunder and until the the Note has been paid in full.

                  Section 10.03. EXPENSES OF THE LENDER. The Borrower will pay all reasonable out-of-pocket expenses (including but not limited to reasonable fees and disbursements of its counsel) incurred by the Lender in connection with any legal action instituted or other steps taken by the Lender to enforce or protect any rights of the Lender in connection with the Loan Documents or any other documents delivered to the Lender pursuant thereto.

                  Section 10.04. AMENDMENT AND WAIVER. This Agreement may not be changed or terminated orally. No amendment or waiver of any provision of any Loan Document or other documents delivered to the Lender pursuant hereto, nor any consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any Loan Document or other documents delivered to the Lender pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  Section 10.05. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the substantive law of the State of Texas.

                  Section 10.06 ASSIGNMENT. With the consent of the Borrower, which shall not be unreasonably withheld or delayed, the Lender may, in connection with a transfer of the Note, assign its rights under this Agreement to the transferee of the Note.

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                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed, by their respective officers thereunto duly authorized, as of the date first above written.

                                             DI INDUSTRIES, INC.

                                             By
                                             Name:
                                             Title:

                                             NOREX DRILLING, LTD.

                                             By
                                             Name:
                                             Title:

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